Exhibit 99.1

COMARCO to Receive Additional Payments from SwissQual AG

in Fiscal Fourth Quarter 2007

Lake Forest, Calif., January 24, 2007 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of wireless test solutions, wireless emergency call box systems, and ChargeSource mobile power products for notebook computers, cellular telephones, and other handheld devices, today announced that it has recently received or expects to receive additional payments through its agreements with former partner SwissQual AG, acquired by Spirent plc in January 2006, that will favorably impact its financial results for the fourth quarter ending January 31, 2007.

The Company anticipates that it will receive approximately $1.1 million in revenue in the fourth quarter under its distribution and sales agreement with SwissQual for product sales in the European market. It also has received or expects to receive an additional $1.9 million as part of an earn out that will be recorded as a gain on sale of investment also in the fourth quarter. Finally, the Company expects to receive an additional escrow distribution totaling up to $1.6 million during the course of fiscal 2008.

“These payments from SwissQual will allow us to achieve profitability in the fourth quarter of fiscal 2007 and further strengthen our balance sheet,” said Comarco President and CEO, Tom Franza. “During the first half of fiscal 2008, we will continue to execute on our growth strategies. In our WTS business, we are moving forward on developing the next-generation 3G and 4G wireless network optimization test and QoS systems through our alliance with ASCOM AG, a leading Swiss company with the largest installed base of wireless QoS systems in the world. In ChargeSource, we remain focused on expanding our business through multiple non-exclusive distributors and new OEM customers. As previously disclosed in our third quarter earnings press release, we expect these important initiatives to take several quarters to get established and begin to contribute to our financial results,” concluded Franza.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; competitors’ release of competitive products and other actions and risks relating to the replacement of the exclusive distributor of our WTS products in

25541 Commercentre Drive Lake Forest, CA 92630        Office: (949) 599-7400        Fax: (949) 599-1415

Europe. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2006 and quarterly reports on Form 10-Q for the interim periods of fiscal 2007.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of wireless test solutions for field test applications, wireless emergency call box systems, and ChargeSource universal mobile power products for laptop computers, cellular telephones, and other handheld devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Tom Franza	Dan Lutz	Douglas Sherk/Jenifer Kirtland
President and CEO	Vice President and CFO	CEO/Managing Director
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7440	(949) 599-7556	(415) 896-6820
tfranza@comarco.com	dlutz@comarco.com	dsherk@evcgroup.com

25541 Commercentre Drive Lake Forest, CA 92630        Office: (949) 599-7400        Fax: (949) 599-1415